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CHS Reports Third Quarter Earnings
Strong Global Demand Generated $547.5 Million in
Net Income for Third Quarter of Fiscal Year 2023

ST. PAUL, MINN. (July 13, 2023) - CHS Inc., the nation’s leading agribusiness cooperative, today released results for its third quarter ended May 31, 2023. The company reported quarterly net income of $547.5 million compared to a record third quarter net income of $576.6 million in fiscal year 2022. For the first nine months of fiscal year 2023, the company reported net income of $1.6 billion and revenues of $36.1 billion, compared to net income of $1.2 billion and revenues of $34.4 billion recorded during the same period of fiscal year 2022.
Fiscal 2023 third quarter highlights include:
•Our Energy segment delivered strong earnings, reflecting sustained favorable market conditions in our refined fuels business.
•Improved soybean and canola crush margins due to strong meal and oil demand resulted in higher earnings in our oilseed processing business.
•Market-driven price decreases for wholesale and retail agronomy products resulted in lower margins versus the same period last year.

"Consumer demand remains strong for energy and oilseed products, and our joint venture investments continue to contribute to strong earnings and round out our well-diversified portfolio," said Jay Debertin, president and CEO of CHS Inc. "As we enter the end of our fiscal year, opportunities remain for profitability and growth in the agriculture industry, and CHS is well-positioned to maximize value for our member cooperatives, farmer-owners and customers."

Energy
Pretax earnings of $199 million for the third quarter of fiscal year 2023 represent a $35.8 million increase versus the prior year period and reflect:
•Strong refining margins attributed to global market conditions and favorable pricing of heavy Canadian crude oil in our refined fuels business
•Higher margins were partially offset by decreased refined fuels production volumes related to planned major maintenance at our refinery in Laurel, Mont.

Ag
Pretax earnings of $233.5 million represent a $40.2 million decrease in earnings versus the prior year period and reflect:
•Increased margins in our grain and oilseed and processing product categories, due primarily to strong meal and oil demand
•Market-driven price decreases, particularly for wholesale and retail agronomy products, which led to lower margins

Nitrogen Production
Pretax earnings of $56.3 million represent a $121.9 million decrease versus the prior year period due to lower equity income from CF Nitrogen attributed to decreased market prices of urea and UAN.

Corporate and Other
Pretax earnings of $69.3 million represent a $45.8 million increase versus the prior year period and reflect improved equity income from our Ventura Foods joint venture and increased interest income due to higher interest rates.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2023	2022	2023	2022
Energy	$198,995	$163,241	$860,411	$243,262
Ag	233,515	273,688	439,248	615,294
Nitrogen Production	56,263	178,212	234,869	429,052
Corporate and Other	69,347	23,596	154,084	48,619
Income before income taxes	558,120	638,737	1,688,612	1,336,227
Income tax expense	10,777	62,492	66,305	89,143
Net income	547,343	576,245	1,622,307	1,247,084
Net loss attributable to noncontrolling interests	(156)	(329)	(111)	(451)
Net income attributable to CHS Inc.	$547,499	$576,574	$1,622,418	$1,247,535

*Earnings is defined as income (loss) before income taxes.

CHS Inc. (www.chsinc.com) creates connections to empower agriculture. As a leading global agribusiness and the largest farmer-owned cooperative in the United States, CHS serves customers in 65 countries and employs nearly 10,000 people worldwide. We provide critical crop inputs, market access and risk management services that help farmers feed the world. Our diversified agronomy, grains, foods and energy businesses recorded revenues of $47.8 billion in fiscal year 2022. We advance sustainability through our commitment to being stewards of the environment, building economic viability and strengthening community and employee well-being.

This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2022, and in item 1A of CHS Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2023. These factors may include: changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally; the ongoing war between Russia and Ukraine; the impact of inflation; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments, including COVID-19; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions, casualty losses and supply chain issues; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; uncertainty regarding the transition away from LIBOR and the replacement of LIBOR with an alternative reference rate; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices, including failures or delays in achieving our strategies or expectations related to climate change or other environmental matters; the impairment of long-lived assets; the impact of bank failures; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.